                                                                      EXHIBIT 11


EXHIBIT 11.   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                          (Dollars in Thousands Except Per Share Data)
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                                                                 Weighted Average                                    Earnings
                                                                 Number of Shares                    Net                  Per
Years Ended December 31                                               Outstanding                 Income         Common Share
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
1998                                                                   10,393,930                $23,677                $2.28
1997                                                                   10,727,440                 28,732                 2.68
1996                                                                   10,773,591                 21,960                 2.04
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


Computation of weighted average number of common and common equivalent shares:

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                                                                                           Years Ended December 31
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                                                                                  1998                1997               1996
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
Common shares outstanding beginning of the period                           10,727,322          10,727,712         10,829,461
Weighted average of the common
shares purchased and retired or reissued                                     (333,392)               (272)           (55,870)
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Weighted average number of common shares                                    10,393,930          10,727,440         10,773,591
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

Earnings per common share, common shares outstanding and weighted average common shares outstanding have been retroactively restated for additional shares issued as a result of a three for two stock split to stockholders of record as of December 18, 1995.